Exhibit 99.1

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Reports Second Quarter Financial Results

Highlights for the three months ended June 30, 2010 compared to the three months ended June 30, 2009:
• Net Income of $21.1 million, an increase of 34%.
• Record Net Revenues of $328.0 million, an increase of 25%.
• Pre-merger Diluted Earnings Per Share of $0.69.*
Highlights for the first six months of 2010 compared to first six months of 2009:
• Diluted Earnings Per Share of $0.60, an increase of 18%.
• Record Net Income of $44.8 million, an increase of 55%.
• Record Net Revenues of $640.0 million, an increase of 33%.
• Record Diluted Earnings Per Share of $1.28, an increase of 36%.
• Pre-merger Diluted Earnings Per Share of $1.37.*

St. Louis, Missouri - August 9, 2010 - Stifel Financial Corp. (NYSE: "SF") today announced unaudited quarterly net income of $21.1 million, or $0.60 per diluted share, on record net revenues of $328.0 million for the quarter ended June 30, 2010, compared to $15.8 million, or $0.51 per diluted share, on net revenues of $261.5 million reported for the same period last year.  For the six months ended June 30, 2010, the company posted record net income of $44.8 million, or $1.28 per diluted share, on record net revenues of $640.0 million, compared with $29.0 million, or $0.94 per diluted share, on net revenues of $481.5 million, in the prior year period. Results for the quarter and six months ended June 30, 2010 were impacted by merger-related expenses of $0.09 per share related to the merger with Thomas Weisel Partners Group, Inc. ("TWPG"), which closed on July 1, 2010. Excluding the merger-related charges, net income was $24.1 million, or $0.69 per diluted share, and $47.8 million, or $1.37 per diluted share, for the three and six months ended June 30, 2010, respectively. As of June 30, 2010, stockholders' equity was $927.1 million, resulting in book value per share of $30.02.

Chairmen's Comments

"We are very pleased to report record quarterly revenue and record six-month net income and revenue results, which reflect the investments we've made over the past several years. The merger with Thomas Weisel Partners closed on July 1, 2010, and we are confident that through the synergies of the combined company we can build the premier middle-market investment bank. Our capital raising and strategic advisory deal pipeline is promising, although we recognize that we will need a functional market environment to realize its full revenue potential. Looking forward, we will continue our goal of balanced growth by capitalizing on opportunities to build-out our Global Wealth Management business," commented Chairman and Chief Executive Officer Ronald J. Kruszewski.

Co-Chairman Thomas W. Weisel added, "We are very excited to be a part of the Stifel platform. With the major components of the integration complete, the reception we've received so far by our clients has been very complimentary. Together, we are now better positioned to strengthen our client relationships through the company's significant resources, additional products and expanded reach."

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Results of operations data (000s):
Total revenues	$330,358	$264,550	24.9%	$314,371	5.1%	$644,729	$486,882	32.4%
Net revenues	$328,009	$261,505	25.4%	$312,030	5.2%	$640,039	$481,486	32.9%
Net income	$21,109	$15,815	33.5%	$23,740	(11.1)%	$44,849	$28,992	54.7%
Pre-merger net income*	$24,061	$15,815	52.2%	$23,740	1.4%	$47,836	$28,992	65.0%
Earnings per share:
Basic	$0.68	$0.58	17.3%	$0.77	(11.7)%	$1.46	$1.07	36.5%
Diluted	$0.60	$0.51	17.7%	$0.68	(11.8)%	$1.28	$0.94	36.2%
Pre-merger diluted*	$0.69	$0.51	35.3%	$0.68	1.5%	$1.37	$0.94	45.8%
Weighted average shares outstanding (000s):
Basic	30,838	27,455	12.4%	30,720	0.4%	30,779	27,116	13.5%
Diluted	34,901	31,270	11.7%	35,025	(0.4)%	34,973	30,752	13.8%
* Non-GAAP measure. See discussion below under "Non-GAAP Financial Measures"

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Revenues:
Principal transactions	$122,923	$121,261	1.4%	$117,420	4.7%	$240,343	$218,539	10.0%
Commissions	103,634	80,721	28.4	105,035	(1.4)	208,669	155,331	34.3
Asset management and service fees	44,138	25,433	73.5	41,103	7.4	85,241	51,254	66.3
Investment banking	41,252	24,702	67.0	34,221	20.5	75,473	40,206	87.7
Other income	3,757	1,849	103.2	1,945	93.2	5,702	1,076	429.9
Operating revenues	315,704	253,966	24.3	299,724	5.4	615,428	466,406	32.0
Interest revenue	14,654	10,584	38.5	14,647	0.1	29,301	20,476	43.1
Total revenues	330,358	264,550	24.9	314,371	5.1	644,729	486,882	32.4
Interest expense	2,349	3,045	(22.9)	2,341	0.4	4,690	5,396	(13.1)
Net revenues	328,009	261,505	25.4	312,030	5.2	640,039	481,486	32.9
Non-interest expenses:
Compensation and benefits	216,907	175,881	23.3	206,242	5.2	423,149	323,721	30.7
Occupancy and equipment rental	26,595	20,714	28.4	24,858	7.0	51,453	38,581	33.4
Communications and office supplies	15,925	13,129	21.3	14,418	10.5	30,343	24,974	21.5
Commission and floor brokerage	5,272	6,321	(16.6)	5,744	(8.3)	11,016	10,681	3.1
Other operating expenses	27,365	19,351	41.4	21,203	29.1	48,568	35,265	37.7
Total non-interest expenses	292,064	235,396	24.1	272,465	7.2	564,529	433,222	30.3
Income before income taxes	35,945	26,109	37.7	39,565	(9.2)	75,510	48,264	56.5
Provision for income taxes	14,836	10,294	44.1	15,825	(6.3)	30,661	19,272	59.1
Net income	$21,109	$15,815	33.5%	$23,740	(11.1)%	$44,849	$28,992	54.7%

Earnings per share:
Basic	$0.68	$0.58	17.3%	$0.77	(11.7)%	$1.46	$1.07	36.5%
Diluted	$0.60	$0.51	17.7%	$0.68	(11.8)%	$1.28	$0.94	36.2%

Weighted average number of common shares outstanding:
Basic	30,838	27,455	12.4%	30,720	0.4%	30,779	27,116	13.5%
Diluted	34,901	31,270	11.7%	35,025	(0.4)%	34,973	30,752	13.8%

Stifel Financial Corp.
(in thousands, except per share, employee and location amounts)
	6/30/10	6/30/09	Change	3/31/10	Change
Statistical Information:
Book value per share	$30.02	$24.86	20.8%	$29.50	1.8%
Financial advisors **	1,916	1,562	22.7%	1,900	0.9%
Full-time associates	4,587	3,849	19.2%	4,518	1.6%
Locations	301	239	26.0%	294	2.4%
Total client assets	$92,423,000	$64,653,000	43.0%	$95,319,000	(3.1)%

** Includes 167, 182 and 168 independent contractors at June 30, 2010 and 2009 and March 31, 2010, respectively.

Review of Business Highlights

Second Quarter Highlights

For the three months ended June 30, 2010, the company posted record net revenues of $328.0 million, a 25% increase from the second quarter of 2009 and a 5% increase from the first quarter of 2010. The company recognized revenue growth across every revenue line item compared to the second quarter of 2009. Net income of $21.1 million, or $0.60 per diluted share, increased 34% from the second quarter of 2009 and decreased 11% from the first quarter of 2010.

Revenues

  Principal transactions revenue of $122.9 million increased 1% from the second quarter of 2009 and increased 5% from the first quarter of 2010.

  Commission revenue of $103.6 million increased 28% from the second quarter of 2009 and decreased 1% from the first quarter of 2010.

  Asset management and service fees revenue increased 74% from the second quarter of 2009 to $44.1 million and increased 7% from the first quarter of 2010.

  Investment banking revenue of $41.2 million increased 67% from the second quarter of 2009 and increased 21% from the first quarter of 2010.

    Capital raising revenues of $30.7 million increased 116% from the second quarter of 2009 and increased 21% from the first quarter of 2010.

    Strategic advisory fees of $10.5 million increased 1% from the second quarter of 2009 and increased 18% from the first quarter of 2010.

  Net interest increased 63% to $12.3 million as compared to the second quarter of 2009 and remained relatively unchanged from the first quarter of 2010.

Non-interest expenses

  Compensation and benefits expense increased 23% to $216.9 million from the second quarter of 2009 and increased 5% from the first quarter of 2010, primarily due to increased production and headcount associated with the expansion of the Global Wealth Management ("GWM") and Institutional Group ("IG") segments. For the three months ended June 30, 2010, compensation and benefits expense includes transition pay of $20.3 million, or 6% of net revenues, which primarily consist of upfront notes, signing bonuses and retention awards in connection with the company's continuing expansion efforts, compared to $13.8 million, or 5% of net revenues, for the comparable period in 2009 and $19.3 million, or 6% of net revenues, for the first quarter of 2010. The three and six months ended June 30, 2010 includes a $3.1 million charge for a reduction in headcount associated with the merger with TWPG.

  Non-compensation operating expenses increased 26% to $75.2 million from the second quarter of 2009, and increased 14% from the first quarter of 2010 primarily due to the aforementioned expansion of the GWM and IG segments. The three and six months ended June 30, 2010 includes transaction costs of $1.9 million related to the merger with TWPG, which closed on July 1, 2010.

Provision for income taxes

  Provision for income taxes was $14.8 million, representing an effective tax rate of 41%, compared to $10.3 million for the comparable period in 2009, representing an effective tax rate of 39% and $15.8 million for the first quarter of 2010, representing an effective tax rate of 40%.

Six Months Ended June 30, 2010 Highlights

For the six months ended June 30, 2010, the company posted net revenues of $640.0 million, a 33% increase from the comparable period in 2009. The company recognized revenue growth across every revenue line item from the comparable period in 2009. Net income of $44.8 million, or $1.28 per diluted share, increased 55% from the comparable period in 2009.

Revenues

  Principal transactions revenue for the six months ended June 30, 2010 increased 10% to $240.3 million from the comparable period in 2009.

  Commission revenue of $208.7 million for the six months ended June 30, 2010 increased 34% from the comparable period in 2009.

  Asset management and service fees revenue for the six months ended June 30, 2010 increased 66% to $85.2 million from the comparable period in 2009.

  Investment banking revenue for the six months ended June 30, 2010 increased 88% to $75.5 million from the comparable period in 2009.

    For the six months ended June 30, 2010, capital raising revenues increased 184% to $56.0 million from the comparable period in 2009.

    Strategic advisory fees decreased 5% to $19.5 million from the comparable period in 2009.

  Net interest for the six months ended June 30, 2010 increased 63% to $24.6 million from the comparable period in 2009.

Non-interest expenses

  For the six months ended June 30, 2010, compensation and benefits expense increased 31% to $423.1 million from the comparable period in 2009, primarily due to increased production and headcount associated with the expansion of the GWM and IG segments. For the six months ended June 30, 2010, compensation and benefits expense includes $39.6 million, or 6% of net revenues, of transition pay compared to $26.0 million, or 5% of net revenues, for the comparable period in 2009.

  Non-compensation operating expenses for the six months ended June 30, 2010 increased 29% to $141.4 million from the comparable period in 2009, primarily due to the aforementioned expansion of the GWM and IG segments.

Provision for income taxes

  For the six months ended June 30, 2010, the provision for income taxes was $30.7 million, representing an effective tax rate of 41%, compared to $19.3 million for the comparable period in 2009, representing an effective tax rate of 40%.

Summary Segment Results (Unaudited)
(in thousands)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Net revenues:
Global Wealth Management	$199,940	$136,200	46.8%	$199,421	0.3%	$399,361	$251,252	58.9%
Institutional Group	124,602	125,136	(0.4)	113,292	10.0	237,894	230,608	3.2
Other	3,467	169	*	(683)	*	2,784	(374)	*
Net revenues	$328,009	$261,505	25.4%	$312,030	5.1%	$640,039	$481,486	32.9%
Operating contribution:
Global Wealth Management	$40,441	$23,197	74.3%	$39,158	3.3%	$79,599	$41,319	92.6%
Institutional Group	30,769	31,850	(3.4)	27,456	12.1	58,225	57,884	0.6
Other	(35,265)	(28,938)	21.9	(27,049)	30.4	(62,314)	(50,939)	22.3
Income before income taxes	$35,945	$26,109	37.7%	$39,565	(9.2)%	$75,510	$48,264	56.5%

* Percentage is not meaningful.

Global Wealth Management Segment

Second Quarter Highlights

  Net revenues increased 47% from the second quarter of 2009 to $199.9 million and remained relatively unchanged from the first quarter of 2010. The Global Wealth Management segment consists of the Private Client Group ("PCG") and Stifel Bank & Trust ("Stifel Bank") reporting units.

    PCG reported net revenues of $191.0 million, a 45% increase from the second quarter of 2009 and a 1% increase from the first quarter of 2010.

    Stifel Bank reported net revenues of $8.9 million, a 116% increase from the second quarter of 2009 and an 8% decrease from the first quarter of 2010.

  Operating contribution of $40.4 million increased 74% from the second quarter of 2009 and increased 3% from the first quarter of 2010.

  Commission revenue increased 53% from the second quarter of 2009 and remained relatively unchanged from the first quarter of 2010.

  Principal transactions revenue increased 20% from the second quarter of 2009 and decreased 2% from the first quarter of 2010.

  Asset management and service fees revenue increased 73% from the second quarter of 2009 and increased 7% from the first quarter of 2010.

  Investment banking revenues, which represents sales commissions on investment banking underwritings, increased 93% from the second quarter of 2009 and increased 4% from the first quarter of 2010.

  For the three months ended June 30, 2010, compensation and benefits expense was 62% of net revenues, relatively unchanged from 62% in the second quarter of 2009 and 63% in the first quarter of 2010.

  For the three months ended June 30, 2010, non-interest expenses increased 41% from the comparable period in 2009 and decreased 1% from the first quarter of 2010.

  Nine PCG offices and 43 Financial Advisors were added during the second quarter of 2010 as part of the company's ongoing footprint expansion efforts.

Six Months Ended June 30, 2010 Highlights

  Net revenues of $399.4 million for the six months ended June 30, 2010 represents a 59% increase from the comparable period in 2009.

    PCG reported net revenues of $380.7 million for the six months ended June 30, 2010, a 56% increase from the comparable period in 2009.

    Stifel Bank reported net revenues of $18.7 million for the six months ended June 30, 2010, a 140% increase from the comparable period in 2009.

  For the six months ended June 30, 2010, operating contribution increased 93% to $79.6 million from $41.3 million for the comparable period in 2009.

  Commissions and principal transactions revenue for the six months ended June 30, 2010 increased 67% and 36%, respectively, from the comparable period in 2009.

  Asset management and service fees revenue increased 66% from the comparable period in 2009.

  Investment banking revenue, which represents sales commissions on investment banking underwritings, increased 120% from the comparable period in 2009.

  For the six months ended June 30, 2010, compensation and benefits expense was 62% of net revenues, relatively unchanged from the prior year comparable period.

  For the six months ended June 30, 2010, non-interest expenses increased 52% from the comparable period in 2009.

  15 PCG offices and 89 Financial Advisors were added during the first six months of 2010 as part of the company's ongoing footprint expansion efforts.

  Stifel Bank's investment portfolio increased $606.9 million to $740.1 million from the second quarter of 2009, primarily the result of an increase in cash primarily due to the growth in deposits. This increase allowed Stifel Bank to expand its investment strategy. At June 30, 2010, agency bonds and agency mortgage-backed securities comprised approximately 80% of the portfolio.

  Stifel Bank's retained loan portfolio increased 102% from the second quarter of 2009, driven by the addition of stock-secured loans acquired in the UBS transaction.

  Bank deposits increased 167% from the second quarter of 2009, driven by the addition of customer deposits acquired in the UBS transaction.

  Non-performing assets, which includes non-performing loans and foreclosed assets held for sale, as a percentage of total bank assets was 0.16% at June 30, 2010.

Global Wealth Management Results and Statistical Information (Unaudited)
(in thousands)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Revenues:
Commissions	$79,521	$52,091	52.7%	$79,587	(0.1)%	$159,108	$95,307	66.9%
Principal transactions	58,675	48,759	20.4	59,871	(2.0)	118,546	87,196	36.0
Asset management and service fees	43,777	25,342	72.7	40,894	7.1	84,671	51,061	65.8
Net interest	11,506	5,531	108.0	11,034	4.3	22,540	10,938	106.1
Investment banking	5,494	2,843	93.2	5,302	3.6	10,796	4,913	119.7
Other income	967	1,634	(40.8)	2,733	(64.6)	3,700	1,837	101.4
Net revenues	199,940	136,200	46.8	199,421	0.3	399,361	251,252	58.9
Non-interest expenses:
Compensation and benefits	123,609	83,829	47.5	124,738	(0.9)	248,347	156,458	58.7
Other non-interest expenses	35,890	29,174	23.0	35,525	1.1	71,415	53,475	33.5
Total non-interest expenses	159,499	113,003	41.1	160,263	(0.5)	319,762	209,933	52.3
Income before income taxes	$40,441	$23,197	74.3%	$39,158	3.3%	$79,599	$41,319	92.6%

As a percentage of net revenues:
Compensation and benefits	61.8%	61.5%		62.6%		62.2%	62.3%
Other non-interest expenses	18.0%	21.5%		17.8%		17.9%	21.3%
Income before income taxes	20.2%	17.0%		19.6%		19.9%	16.4%

Stifel Bank & Trust
(in thousands)
	6/30/2010	3/31/2010	Change		6/30/2009	Change
Other information:
Assets	$1,392,828	$1,115,329	22.2%		$532,308	161.7%
Investment securities	$740,121	$549,121	27.9%		$133,238	455.5%
Retained loans, net	$366,391	$341,718	9.8%		$181,580	101.8%
Loans held for sale, net (1)	$60,154	$72,179	(34.0	) %	$43,320	38.9%
Deposits (2)	$1,255,292	$988,263	19.9%		$470,430	166.9%
Allowance as a percentage of loans (3)	0.53%	0.49%			1.77%
Non-performing assets as a percentage of total assets	0.16%	0.10%			1.19%

(1) Includes loans of $31.0 million held for sale as part of the branch sale at March 31, 2010. The sale of the branch was announced during the fourth quarter of 2009 and closed on April 30, 2010.
(2) Includes deposits of $18.9 million held for sale as part of the branch sale at March 31, 2010. The sale of the branch was announced during the fourth quarter of 2009 and closed on April 30, 2010.
(3) Excluding acquired loans of $174.8 million and $171.0 million, the allowance as a percentage of gross loans totaled 1.00% and 1.01% as of June 30, 2010 and March 31, 2010, respectively.

Institutional Group Segment

Second Quarter Highlights

  Net revenues of $124.6 million were relatively unchanged from the second quarter of 2009 and represent a 10% increase from the first quarter of 2010. The Institutional Group segment consists of the Equity Institutional ("Equity") and Fixed Income Institutional ("Fixed Income") reporting units.

  For the three months ended June 30, 2010, operating contribution decreased 3% to $30.8 million from $31.9 million in the second quarter of 2009 and increased 12% from the first quarter of 2010.

  Institutional brokerage revenues were $88.4 million, a 13% decrease from the second quarter of 2009 and a 7% increase from the first quarter of 2010.

    Equity institutional brokerage revenues were $44.1 million, a 16% increase from the second quarter of 2009 and a 14% increase from the first quarter of 2010.

    Fixed Income institutional brokerage revenues were $44.3 million, a 30% decrease from the second quarter of 2009 and a slight decrease from the first quarter 2010.

  Investment banking revenues were $35.7 million, a 64% increase from the second quarter of 2009 and a 24% increase from the first quarter of 2010.

    Capital raising revenues were $25.2 million, a 121% increase from the second quarter of 2009 and a 26% increase from the first quarter of 2010.

      Equity capital raising revenues were $20.8 million, a 176% increase from the second quarter of 2009 and a 48% increase from the first quarter of 2010.

      Fixed Income capital raising revenues were $4.4 million, a 15% increase from the second quarter of 2009 and a 25% decrease from the first quarter of 2010.

    Advisory fees were $10.5 million, a 1% increase from the second quarter of 2009 and an 18% increase from the first quarter of 2010.

      Equity advisory fees were $9.2 million, a 7% decrease from the second quarter of 2009 and a 9% increase from the first quarter of 2010.

      Fixed Income advisory fees were $1.3 million, a 137% increase from the second quarter of 2009 and a 209% increase from the first quarter of 2010.

  For the three months ended June 30, 2010, compensation and benefits expense was 58% of net revenues compared to 59% for the second quarter of 2009 and 59% for the first quarter of 2010.

  For the three months ended June 30, 2010, non-interest expenses increased 1% from the comparable period in 2009 and increased 9% from the first quarter of 2010.

  Net margins for the three months ended June 30, 2010 were 25% compared to 25% for the second quarter of 2009 and 24% in the first quarter 2010.

Six Months Ended June 30, 2010 Highlights

  Net revenues were $237.9 million for the six months ended June 30, 2010, a 3% increase from the comparable period in 2009.

  For the six months ended June 30, 2010, operating contribution increased 1% to $58.2 million from $57.9 million in the comparable period in 2009.

  Institutional brokerage revenues were $171.4 million, an 11% decrease from the comparable period in 2009.

    Equity and Fixed Income institutional brokerage revenues were $82.8 million and $88.6 million, an 11% increase and 24% decrease, respectively, from the comparable period in 2009.

  Investment banking revenues were $64.7 million, an 83% increase from the comparable period in 2009.

    Capital raising revenues were $45.2 million, a 205% increase from the comparable period in 2009.

      Equity and Fixed Income capital raising revenues were $34.9 million and $10.3 million, a 323% and 57% increase, respectively, from the comparable period in 2009.

    Advisory fees were $19.5 million, a 5% decrease from the comparable period in 2009.

      Equity and Fixed Income advisory fees were $17.7 million and $1.8 million, an 8% decrease and a 51% increase, respectively, from the comparable period in 2009.

  For the six months ended June 30, 2010, compensation and benefits expense was 58% of net revenues compared to 59% for the comparable period in 2009.

  For the six months ended June 30, 2010, non-interest expenses increased 4% from the comparable period in 2009.

  Net margins for the six months ended June 30, 2010 were 25%, relatively unchanged from the comparable period in 2009.

  61 and 51 revenue producers in the Equity and Fixed Income reporting units, respectively, have been added since June 30, 2009.

Institutional Group Results and Statistical Information (Unaudited)
(in thousands)
	Three Months Ended					Six Months Ended
	6/30/10	6/30/09	Change	3/31/10	Change	6/30/10	6/30/09	Change
Revenues:
Principal transactions	$64,249	$72,502	(11.4)%	$57,549	11.7%	$121,798	$131,343	(7.3)%
Commissions	24,113	28,630	(15.8)	25,448	(5.3)	49,561	60,024	(17.4)
Capital raising	25,220	11,391	121.4	20,004	26.1	45,224	14,820	205.1
Advisory fees	10,539	10,467	0.7	8,914	18.3	19,453	20,473	(5.0)
Investment banking	35,759	21,858	63.6	28,918	23.7	64,677	35,293	83.3
Other income *	481	2,146	(77.6)	1,377	(65.1)	1,858	3,948	(53.0)
Net revenues	124,602	125,136	(0.4)	113,292	10.0	237,894	230,608	3.2
Non-interest expenses:
Compensation and benefits	72,578	74,250	(2.3)	66,304	9.5	138,882	136,768	1.5
Other non-interest expenses	21,255	19,036	11.7	19,532	8.9	40,787	35,956	13.4
Total non-interest expenses	93,833	93,286	0.6	85,836	9.4	179,669	172,724	4.0
Income before income taxes	$30,769	$31,850	(3.4)%	$27,456	12.1%	$58,225	$57,884	0.6%

As a percentage of net revenues:
Compensation and benefits	58.2%	59.3%		58.5%		58.4%	59.3%
Other non-interest expenses	17.1%	15.3%		17.3%		17.1%	15.6%
Income before income taxes	24.7%	25.4%		24.2%		24.5%	25.1%

* Includes net interest and other income.

Non-GAAP Financial Measures

The company utilized non-GAAP calculations of presented net revenues, compensation and benefits, other non-interest expenses, income before income taxes, provision for income taxes, net income, compensation and other non-interest expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the company's financial results for the three and six months ended June 30, 2010. Specifically, the company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the company's core operating results and business outlook. The company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the company's results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. These non-GAAP amounts exclude compensation and benefits and other non-interest operating expenses associated with the merger with TWPG, principally severance and transaction costs.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, other non-interest expenses, income before income taxes, provision for income taxes, net income, compensation and other non-interest expense ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the company's business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the company believes that GAAP measures of net revenues, compensation and benefits, other non-interest expenses, income before income taxes, provision for income taxes, net income, compensation and other non-interest expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the company's financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, other non-interest expenses, income before income taxes, provision for income taxes, net income, compensation and other non-interest expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2010 to the aforementioned expenses on a non-GAAP basis for the same respective period.

Stifel Financial Corp.
Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	GAAP	Merger-related	Non-GAAP	GAAP	Merger-related	Non-GAAP
Net revenues	$328,009	$-	$328,009	$640,039	$-	$640,039

Non-interest expenses:
Compensation and benefits	216,907	(3,119)	213,788	423,149	(3,119)	420,030
Other non-interest expenses	75,157	(1,906)	73,251	141,380	(1,908)	139,472
Total non-interest expenses	292,064	(5,025)	287,039	564,529	(5,027)	559,502
Income before income taxes	35,945	5,025	40,970	75,510	5,027	80,537
Provision for income taxes	14,836	2,074	16,910	30,661	2,041	32,702
Net income	$21,109	$2,951	$24,060	$44,849	$2,986	$47,835

Earnings per share - diluted	$0.60	$0.09	$0.69	$1.28	$0.09	$1.37

As a percentage of net revenues:
Compensation and benefits	66.1%		65.2%	66.1%		65.6%
Other non-interest expenses	22.9%		22.3%	22.1%		21.8%
Income before income taxes	11.0%		12.5%	11.8%		12.6%

Statement of Financial Condition Highlights (Unaudited)

Total assets increased 47% to $3.4 billion at June 30, 2010 from $2.3 billion at June 30, 2009. The increase is primarily attributable to increased receivables, including the Reg T loans added as part of the UBS transaction, trading inventory, financial instruments, bank loans, including the stock-secured loans added as part of the UBS transaction, loans and advances to financial advisors and the recognition of goodwill and intangible assets associated with the acquisition of UBS, which was completed in the fourth quarter of 2009. The Company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions. The increase in assets is primarily attributable to the growth of the company, both organically and through the acquisition of UBS. Total stockholders' equity increased $224.4 million, or 32%, to $927.1 million as of June 30, 2010, principally due to proceeds from an equity offering completed during the third quarter of 2009, net income, and amortization of stock-based awards, offset by the repurchase of, $24.4 million, or 472,900 shares, of the company's common stock pursuant to existing Board repurchase authorizations during the second quarter of 2010.

As of June 30, 2010, the company reported total securities owned and investments at fair value of $1.4 billion, which included securities categorized as level 3 of $89.7 million. The company's level 3 assets include auction rate securities, for which the auctions have failed, with a fair value of $73.6 million as of June 30, 2010.

Conference Call Information

Stifel Financial Corp. will hold a conference call Tuesday, August 10, 2010, at 8:30 a.m. Eastern. This call will be webcast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. For those who cannot listen to the live broadcast, a replay of the conference call will be available through the above-reference website beginning one hour following the completion of the call. The conference call may include forward-looking statements. All interested parties are invited to participate by dialing (888) 676-3684 and referencing conference ID #92229766.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities and financial services business through several wholly-owned subsidiaries. Stifel clients are primarily served in the U.S. through 310 offices in 43 states, and the District of Columbia through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC, and in Canada through Stifel Nicolaus Canada Inc. Clients in the United Kingdom and Europe are served through offices of Stifel Nicolaus Limited and Thomas Weisel Partners International Limited. Each of the broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

# # # # # #

Investor Relations Contact:

Sarah Anderson, (415) 364-2500

investorrelations@stifel.com